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                                                                   EXHIBIT 10.10


                            AMENDED PROMISSORY NOTE

                                                               September 9, 1994
Stamford, Connecticut                                                $133,333.33


        FOR VALUE RECEIVED CARDMEMBER PUBLISHING CORPORATION, a Delaware corporation (the "Maker"), hereby unconditionally promises to pay to the order of GARY JOHNSON of Stamford, Connecticut, the principal sum of ONE HUNDRED THIRTY-THREE THOUSAND THREE HUNDRED THIRTY-THREE DOLLARS AND 33/100 ($133,333.33) together with interest earned thereon payable monthly in arrears at the rate of twelve percent (12%) per annum. All amounts of principal and unpaid interest thereon shall be due and payable on February 28, 1997.

        In the event that the undersigned defaults in the payment of principal or interest under this Note, the holder of this Note shall be entitled to recover from the undersigned all costs of collection including reasonable attorneys' fees.

        In the event of a default in the payment of any installment of principal or interest under this Note, and if such default continues for a period of 30 days after written notice of such
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default, at the option of the holder hereof, all amounts due under this Note shall become immediately due and payable.

        The payment of principal and interest under this Note are subordinated to payments of principal and interest under the Credit Agreement dated as of September 9, 1994 among the Maker, the Lenders thereunder, and Brown Brothers Harriman & Co., as Agent for the Lenders.

        Dated at Stamford, Connecticut as of this 9th day of September, 1994.

                                        CARDMEMBER PUBLISHING
                                        CORPORATION

                                        By /s/  THOMAS ST. DENIS
                                           ---------------------------------
                                           Its Secretary